Exhibit 99.1

WEBSENSE, INC.

Q4 2006 EARNINGS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

News Release

Websense Announces Record Billings and Revenue for Q4’06

Achieves Milestones in Major Business Initiatives with Expanded Distribution and Acquisition of Information Leak Prevention Technology Leader

SAN DIEGO, January 30, 2007—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the fourth quarter ended December 31, 2006.

Revenue in the fourth quarter was a record $47.3 million, but slightly below the company’s previously issued revenue guidance range of $47.5 to $48 million. Revenue in the quarter reflected a change in the company’s revenue recognition policy from monthly to daily revenue recognition, as well as distributor marketing payments and channel rebates, which had the combined net effect of reducing revenue by approximately $1 million.

Net income calculated using generally accepted accounting principles (GAAP) was $7.8 million, or 17 cents per diluted share. Fourth quarter non-GAAP net income, which excludes stock-based compensation expense and the related tax effects was $11.4 million or 25 cents per diluted share, an increase of three percent from net income of $11.1 million in the fourth quarter of 2005.

Gross billings invoiced to customers in the fourth quarter were $69.0 million, an increase of two percent from the fourth quarter of 2005. Net billings, reflecting approximately $578,000 in distributor marketing payments and channel rebates, were $68.4 million. Billings represents the full amount of subscription contracts billed to customers during the quarter.  The difference between net billings booked and revenue recognized in the fourth quarter resulted in an increase in deferred revenue of approximately $21.1 million from the end of September, bringing total deferred revenue to $220.3 million at the end of December.

“Our fourth quarter billings performance reflected normal quarterly seasonality, partially offset by a contraction in our average subscription length compared to the fourth quarter of 2005,” said Gene Hodges, Websense chief executive officer.  “Other business metrics, including strong growth

WEBSENSE, INC.

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internationally, continued increases in seats under subscription and gains in the average annual contract value, demonstrate that our business remains healthy and the Web security and Web filtering markets continue to offer opportunity for growth.”

“2006 was a year of transition for Websense as we took steps to support our continued growth and expand our presence in the broader content security market.  In the fourth quarter, we began distributing our software through Ingram Micro in North America, which will allow us to substantially expand the number of resellers and extend our reach into the sub-1000 seat market segment for Web security and Web filtering. Although there are significant start-up costs associated with establishing this relationship and marketing to Ingram’s large base of resellers, we expect this partnership to generate increased new business and become additive to revenue and earnings by mid-2007,” added Hodges.

“Additionally, in December we announced the acquisition of PortAuthority Technologies, Inc., a technology leader in information leak prevention. We identified information leak prevention as a significant opportunity for Websense in 2006 and formed a joint development and original equipment manufacturer relationship with PortAuthority. We believe that by acquiring PortAuthority and retaining its engineering talent, we will be able to accelerate our time to market and offer a more comprehensive solution, creating a more significant platform for long-term growth.”

The company ended the fourth quarter of 2006 with $326.9 million in cash and investments, an increase of approximately $26.5 million from the end of the third quarter, and zero debt. Net operating cash flow was approximately $22.1 million for the quarter and approximately $83.7 million for the full year.  On January 9, 2007, Websense made a cash payment of approximately $88 million to complete the acquisition of PortAuthority Technologies, Inc. and assumed indebtedness of approximately $4 million. The cash used in the acquisition, including any cash used to retire indebtedness, will be reflected in the cash balances reported at the end of the first quarter of 2007.

For the full year, gross billings were $211.1 million, an increase of 8 percent from 2005.  Net billings, after subtracting distributor marketing payments and channel rebates were $210.5 million.  Revenue was $178.8 million, net of the approximately $2.2 million combined effect of distributor marketing payments, channel rebates and daily versus monthly revenue recognition.  Net income calculated using generally accepted accounting principles (GAAP) was $32.1 million, or 68 cents per diluted share for the year.  Non-GAAP net income, which excludes stock-based compensation expense and the related tax effects was $46 million or 98 cents per diluted share, an increase of 19 percent from 2005.

Change in Revenue Recognition Policy and Adoption of SAB 108

In January 2007, as part of its annual audit and Sarbanes Oxley certification process, the company reviewed its revenue recognition policy with its independent registered public accounting firm, Ernst & Young LLP, and concluded that its policy of recognizing revenue on a monthly straight-line basis over the term of the subscription agreement is not consistent with the interpretations of generally accepted accounting principles (GAAP).  As a result, Websense has recalculated revenue as recognized

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Q4 2006 EARNINGS RELEASE

on a daily straight-line basis, commencing on the day rather than the month the subscription begins. While this recalculation, when applied retroactively to prior years, does not result in material adjustments to the company’s income statements, cash balances or operating cash flows in any single year, the cumulative impact on deferred revenue would have been material if not corrected in the company’s financial statements for 2006.

To adjust its historical financial statements for the change in revenue recognition, the company has adopted SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108) and applied the special cumulative effect transition provision to its 2006 financial statements.  The cumulative net result is an increase in deferred revenue and a reduction in retained earnings, before tax impact, as of January 1, 2006 by $8.7 million.

For 2006, the impact of daily revenue recognition on subscriptions commencing during the period, combined with recognition of additional revenue related to the cumulative adjustment from prior periods, was to reduce revenue recognized by $1.7 million and net income by $1.1 million, and increase deferred revenue by $10.4 million when compared to what these amounts would have been under the monthly revenue recognition policy.

The adjustments to previously reported quarterly income statements for the first nine months of 2006 are outlined below in the reconciliation of GAAP to non-GAAP financial statements. The company’s balance sheets and income statements prior to 2006 will not be restated by the company, pursuant to the provisions of SAB 108.

 “We have always been committed to providing accurate, timely and transparent financial reports to our stockholders,” said Doug Wride, Websense chief financial officer.  “By changing to a daily revenue recognition method now, we can ensure that our results are compliant with interpretations of GAAP and that future comparisons to our 2006 financial statements are made on a consistent basis.

Recent Business and Product Development Highlights

In addition to reporting record revenue and billings performance and announcing the acquisition of PortAuthority, highlights from the fourth quarter included:

•                  Launch of Websense ThreatSeeker™ technology, the company’s patent-pending threat identification and categorization technology that delivers preemptive protection from Web-based security threats.

•                  Announcement of plans for a new research and development center in Beijing, China, to support the development of Websense® software and establish a direct presence in the Chinese enterprise market.

•                  Recognition of Websense software with a “Best Buy” rating in SC Magazine’s Best of 2006 product feature. The Best Buy rating is SC Magazine’s top award and goes to products that the magazine rates as outstanding across a range of criteria. The magazine also named Websense a finalist in two categories of the 2007 SC Magazine Awards program for outstanding achievement in information technology security.

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Q4 2006 EARNINGS RELEASE

Additional Quarterly Business Metrics

	Q4’06	Q3’06	Q4’05

Seats under subscription	25 million	24.5 million	23.9 million

Billings of security-related products	49%	49%	28%

New business revenue (% of total)	34%	33%	33%

International revenue (% of total)	38%	37%	34%

Average annual contract value	$9,900	$9,200	$9,000

Attach rate for add-on products	63%	63%	60%

Average contract duration (months)	22.7	22.7	23.2

Renewal rate (based on # of customers)	75-80%	75-80%	75-80%

First Quarter 2007 Outlook

Websense provides guidance on its anticipated financial performance for the coming quarter based on its assessment of the current business environment and historical seasonal trends in its business. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change. For the first quarter of 2007:

•                  Billings are expected to be in the range of $40 to $43 million and revenue is expected to be in the range of $48.5 to $49.5 million.  The ranges for both billings and subscription revenue are net of anticipated channel marketing payments and rebates.  For the first quarter, payments of this Nature expected to be between $700,000 and $1 million.

•                  Stock-based compensation expense, reported in compliance with FAS 123R, is expected to total approximately $5.1 million.

•                  Both GAAP and non-GAAP gross margin, which excludes stock-based compensation expense, are expected to be approximately 91 to 92 percent of revenue.

•                  GAAP operating margin is expected to be 9 to 10 percent of revenue. Non-GAAP operating margin, which excludes stock-based compensation expense, is expected to be between 23 and 25 percent of revenue.  The company’s guidance for gross margin and operating margin reflect the impact of the acquired information leak prevention business.

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•                  Fully diluted shares outstanding are expected to be 45 to 46 million shares, depending upon the amount and timing of shares repurchased, if any.

•                  Based on the above revenue and expense structure, expected fully diluted shares outstanding and the 2006 effective GAAP tax rate of 37 percent, combined with a preliminary assessment of purchase price allocations, GAAP earnings are expected to be approximately 9 to 11 cents per diluted share. Non-GAAP earnings per diluted share,  based upon the 2006 effective non-GAAP tax rate of 35 percent excluding stock-based compensation expense and related tax effects, amortization of intangibles related to the PortAuthority acquisition and one-time charges related to in-process research and development, are expected to be approximately 19 to 21 cents.

Conference Call

Websense is hosting a conference call and simultaneous webcast today at 4:30 p.m. EST (1:30 pm PST), to discuss these results. To participate in the call, investors should dial (800) 811-8845 (domestic) or (913) 981-4905 (international) 10 minutes prior to the scheduled start of the call. The webcast may be accessed via the internet at www.websense.com/investors. An audio archive of the webcast will be available on the company’s website through March 31, 2007, and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 4336310.

Non-GAAP Financial Measures

This press release provides financial measures for net income and earnings per diluted share that exclude stock-based compensation expense and the related tax effects, and therefore are not calculated in accordance with generally accepted accounting principles (GAAP). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historical operating results prior to the adoption of FAS 123R. A reconciliation of the GAAP and non-GAAP income statements for the fourth quarter and full year 2006 are provided at the end of this press release.

This press release provides financial measures for deferred revenue, revenue, net income and earnings per diluted share that exclude the effects of the company’s adoption of SAB 108 to adjust deferred revenue and retained earnings on the company’s balance sheet as of January 1, 2006 and to recalculate revenue during each of the quarters of 2006 under the company’s new daily revenue recognition policy and reflect the revenue, net income and earnings per diluted share under the company’s prior policy of recognizing revenue on  a monthly straight-line basis over the term of the subscription agreement.  These non-GAAP financial measures are included to provide meaningful comparison to performance during prior quarters that were reported using the monthly revenue recognition policy and the impact of the change in accounting policy on the results for these periods and in order to provide information on the impact of these changes on future performance. A reconciliation of

WEBSENSE, INC.

Q4 2006 EARNINGS RELEASE

the GAAP and non-GAAP deferred revenue and income statement items for the fourth quarter and full year 2006 are provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings and deferred revenue for the fourth quarter of 2006 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in Web security and Web filtering software, is trusted to protect 25 million employees worldwide. Websense proactively discovers and immediately protects customers against Web-based threats such as spyware, phishing attacks, viruses and crimeware with maximum protection and minimal effort. With diverse partnerships and integrations, Websense enhances our customers’ network and security environments. For more information, visit www.websense.com.

#  #  #

Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the quotations of Gene Hodges and Doug Wride, the First Quarter 2007 Outlook, statements (including implications) relating to the success and future performance of the security content business, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; statements regarding planned investments in our channel strategy and the expected benefits of the investment; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings, risks of changing distribution models and the potential for short term disruptive effects on new customer sales; customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions, including risks of having research and development centers in Israel and China, and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

WEBSENSE, INC.

Q4 2006 EARNINGS RELEASE

Websense, Inc.

Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Revenue	$47,325	$40,128	$178,814	$148,636

Cost of revenue	4,319	2,812	15,274	10,642

Gross margin	43,006	37,316	163,540	137,994

Operating expenses:
Selling and marketing	21,890	15,318	80,135	55,288
Research and development	5,731	4,155	22,663	16,277
General and administrative	5,311	2,775	21,279	11,729
Total operating expenses	32,932	22,248	124,077	83,294
Income from operations	10,074	15,068	39,463	54,700
Other income, net	3,047	1,721	11,287	5,411
Income before income taxes	13,121	16,789	50,750	60,111
Provision for income taxes	5,344	5,678	18,657	21,343
Net income	$7,777	$11,111	$32,093	$38,768

Basic net income per share	$0.17	$0.23	$0.69	$0.82
Diluted net income per share	$0.17	$0.23	$0.68	$0.79

Basic common shares	44,688	47,624	46,494	47,491
Diluted common shares	45,272	49,195	47,116	49,196

Financial Data:
Total deferred revenue	$220,343	$179,925	$220,343	$179,925

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Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$83,523	$61,629
Marketable securities	243,382	258,760
Accounts receivable, net	52,740	50,570
Prepaid income taxes	—	1,962
Current portion of deferred income taxes	18,179	15,772
Other current assets	3,943	3,467
Total current assets	401,767	392,160

Property and equipment, net	5,793	4,923
Deferred income taxes, less current portion	13,806	6,043
Deposits and other assets	2,891	549

Total assets	$424,257	$403,675

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,712	$2,073
Accrued payroll and related benefits	9,164	8,476
Other accrued expenses	7,084	5,085
Income taxes payable	4,229	2,305
Current portion of deferred revenue	148,539	119,118
Total current liabilities	171,728	137,057

Deferred revenue, less current portion	71,804	60,807

Stockholders’ equity:
Common stock	509	500
Additional paid-in capital	237,302	197,826
Treasury stock	(139,744)	(48,340)
Retained earnings	82,748	56,449
Accumulated other comprehensive loss	(90)	(624)
Total stockholders’ equity	180,725	205,811

Total liabilities and stockholders’ equity	$424,257	$403,675

WEBSENSE, INC.

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Websense Inc.
Reconciliation of GAAP to non-GAAP Measures As Corrected

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

	As previously	Impact of Daily
	reported	Revenue Recognition	As restated

Deferred revenue balance December 31, 2005	$179,925	$—	$179,925
Cumulative adjustment on January 1, 2006	—	(8,712)	8,712

Billings first quarter 2006	39,034	—	39,034
Revenue recognized first quarter 2006	(42,434)	(374)	(42,060)
Deferred revenue balance March 31, 2006	$176,525	$(9,086)	$185,611

Billings second quarter 2006	49,777	—	49,777
Revenue recognized second quarter 2006	(44,149)	(462)	(43,687)
Deferred revenue balance June 30, 2006	$182,153	$(9,548)	$191,701

Billings third quarter 2006	53,314	—	53,314
Revenue recognized third quarter 2006	(46,068)	(326)	(45,742)
Deferred revenue balance September 30, 2006	$189,399	$(9,874)	$199,273

	Non-GAAP (Revenue recognized monthly)	Impact of Daily Revenue Recognition	Q4 2006
Deferred revenue balance September 30, 2006	$189,399	$(9,874)	$199,273
Billings fourth quarter 2006
Invoiced to customers	68,973	—	68,973
Payments and rebates to customers	(578)	—	(578)
Net billings	68,395	—	68,395
Revenue recognized fourth quarter 2006
Gross revenue	(48,326)	(546)	(47,780)
Payments and rebates to customers	455	—	455
Net revenue	(47,871)	$(546)	(47,325)
Deferred revenue balance December 31, 2006	$209,923	$(10,420)	$220,343

WEBSENSE, INC.

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Websense Inc.
Reconciliation of GAAP to non-GAAP Measures As Corrected (continued)

Summary of Revenue Recognition and Adjustments to Quarterly Income
Reconciliation of Consolidated Income Statements GAAP to Non-GAAP

	Three Months Ended
	March 31, 2006
	Previously Reported GAAP	Impact of Daily Revenue Recognition	Corrected GAAP	SFAS 123R Adjustment	Non-GAAP

Revenue	$42,434	$374	$42,060	$—	$42,060
Cost of revenue	3,378	—	3,378	326	3,052
Gross margin	39,056	374	38,682	326	39,008

Operating expenses:
Selling and marketing	18,014	—	18,014	1,951	16,063
Research and development	5,443	—	5,443	841	4,602
General and administrative	5,208	—	5,208	1,622	3,586
Total operating expenses	28,665	—	28,665	4,414	24,251
Income from operations	10,391	374	10,017	4,740	14,757
Other income, net	2,635	—	2,635	—	2,635
Income before income taxes	13,026	374	12,652	4,740	17,392
Provision for income taxes	4,827	119	4,708	1,160	5,868
Net income	$8,199	$255	$7,944	$3,580	$11,524

Diluted net income per share	$0.17	$0.01	$0.16	$0.07	$0.23

Diluted common shares	49,047	49,047	49,047	49,047	49,047

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Websense Inc.
Reconciliation of GAAP to non-GAAP Measures As Corrected (continued)

Summary of Revenue Recognition and Adjustments to Quarterly Income
Reconciliation of Consolidated Income Statements GAAP to Non-GAAP

	Three Months Ended
	June 30, 2006
	Previously Reported GAAP	Impact of Daily Revenue Recognition	Corrected GAAP	SFAS 123R Adjustment	Non-GAAP

Revenue	$44,149	$462	$43,687	$—	$43,687
Cost of revenue	3,704	—	3,704	368	3,336
Gross margin	40,445	462	39,983	368	40,351

Operating expenses:
Selling and marketing	18,922	—	18,922	2,054	16,868
Research and development	5,535	—	5,535	890	4,645
General and administrative	5,225	—	5,225	1,658	3,567
Total operating expenses	29,682	—	29,682	4,602	25,080
Income from operations	10,763	462	10,301	4,970	15,271
Other income, net	2,821	—	2,821	—	2,821
Income before income taxes	13,584	462	13,122	4,970	18,092
Provision for income taxes	5,216	161	5,055	1,286	6,341
Net income	$8,368	$301	$8,067	$3,684	$11,751

Diluted net income per share	$0.17	$0.00	$0.17	$0.07	$0.24

Diluted common shares	48,368	48,368	48,368	48,368	48,368

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Websense Inc.
Reconciliation of GAAP to non-GAAP Measures As Corrected (continued)

Summary of Revenue Recognition and Adjustments to Quarterly Income
Reconciliation of Consolidated Income Statements GAAP to Non-GAAP

	Three Months Ended September 30, 2006
	Previously Reported GAAP	Impact of Daily Revenue Recognition	Corrected GAAP	SFAS 123R Adjustment	Non-GAAP
Revenue	$46,068	$326	$45,742	$—	$45,742
Cost of revenue	3,873	—	3,873	394	3,479
Gross margin	42,195	326	41,869	394	42,263

Operating expenses:
Selling and marketing	21,309	—	21,309	2,203	19,106
Research and development	5,954	—	5,954	928	5,026
General and administrative	5,535	—	5,535	1,797	3,738
Total operating expenses	32,798	—	32,798	4,928	27,870
Income from operations	9,397	326	9,071	5,322	14,393
Other income, net	2,784	—	2,784	—	2,784
Income before income taxes	12,181	326	11,855	5,322	17,177
Provision for income taxes	3,647	97	3,550	2,368	5,918
Net income	$8,534	$229	$8,305	$2,954	$11,259

Diluted net income per share	$0.18	$0.00	$0.18	$0.06	$0.24

Diluted common shares	46,401	46,401	46,401	46,401	46,401

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Websense Inc.
Reconciliation of GAAP to non-GAAP Measures (continued)

Summary of Revenue Recognition and Adjustments to Quarterly Income
Reconciliation of Consolidated Income Statements GAAP to Non-GAAP

	Twelve Months Ended
	December 31, 2006
	Non-GAAP (Revenue Recognized Monthly)	Impact of Daily Revenue Recognition	GAAP	SFAS 123R Adjustment	Non-GAAP

Revenue	$47,871	$546	$47,325	$—	$47,325
Cost of revenue	4,319	—	4,319	388	3,931
Gross margin	43,552	546	43,006	388	43,394

Operating expenses:
Selling and marketing	21,890	—	21,890	2,056	19,834
Research and development	5,731	—	5,731	914	4,817
General and administrative	5,311	—	5,311	1,968	3,343
Total operating expenses	32,932	—	32,932	4,938	27,994
Income from operations	10,620	546	10,074	5,326	15,400
Other income, net	3,047	—	3,047	—	3,047
Income before income taxes	13,667	546	13,121	5,326	18,447
Provision for income taxes	5,544	200	5,344	1,665	7,009
Net income	$8,123	$346	$7,777	$3,661	$11,438

Diluted net income per share	$0.18	$0.01	$0.17	$0.08	$0.25

Diluted common shares	45,272	45,272	45,272	45,272	45,272

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Websense Inc.
Reconciliation of GAAP to non-GAAP Measures As Corrected (continued)

Summary of Revenue Recognition and Adjustments to Annual Income
Reconciliation of Consolidated Income Statements GAAP to Non-GAAP

	Twelve Months Ended
	December 31, 2006
	9 Months Corrected GAAP	Q4’06 GAAP	12 Months GAAP	SFAS 123R Adjustment	Non-GAAP

Revenue	$131,489	$47,325	$178,814	$—	$178,814
Cost of revenue	10,955	4,319	15,274	1,476	13,798
Gross margin	120,534	43,006	163,540	1,476	165,016

Operating expenses:
Selling and marketing	58,245	21,890	80,135	8,264	71,871
Research and development	16,932	5,731	22,663	3,573	19,090
General and administrative	15,968	5,311	21,279	7,045	14,234
Total operating expenses	91,145	32,932	124,077	18,882	105,195
Income from operations	29,389	10,074	39,463	20,358	59,821
Other income, net	8,240	3,047	11,287	—	11,287
Income before income taxes	37,629	13,121	50,750	20,358	71,108
Provision for income taxes	13,313	5,344	18,657	6,479	25,136
Net income	$24,316	$7,777	$32,093	$13,879	$45,972

Diluted net income per share	$0.51	$0.17	$0.68	$0.30	$0.98

Diluted common shares	47,926	45,272	47,116	47,116	47,116